                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

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                                  PULITZER INC.
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


FOR IMMEDIATE RELEASE                                       (PULITZER INC. LOGO)
                                                      900 NORTH TUCKER BOULEVARD
                                                       ST. LOUIS, MISSOURI 63101
                                                                TEL 314/340-8402
                                                                FAX 314/340-3125


                                                For further information, contact
                                                James V. Maloney, Director of
                                                Shareholder Relations
                                                (314) 340-8402


                       PULITZER INC. REPORTS FIRST-PERIOD
                  REVENUE FOR FIVE WEEKS ENDED JANUARY 30, 2005

         ST. LOUIS, February 15, 2005 -- Pulitzer Inc. (NYSE: PTZ) today announced that revenue increased 3.9 percent for the five-week accounting period ended January 30, 2005 when compared to the respective 2004 period. January 2005 advertising revenue in St. Louis and at the 12 Pulitzer Newspapers, Inc. ("PNI") markets increased 5.7 percent, with increases of 3.7 percent at the St. Louis operations and 10.5 percent at PNI.

         On a comparable basis, excluding the results of PNI acquisitions absent in the comparable period of 2005 and 2004, total revenue increased 3.4 percent for the five-week period ended January 30, 2005. Total comparable advertising revenue increased 5.1 percent for the five-week period ended January 30, 2005. First-period 2005 comparable advertising revenue increased 3.7 percent at the St. Louis operations and 8.6 percent at PNI.

         The principal components of the first-period comparable advertising revenue results for St. Louis and PNI were:

     o    Comparable retail advertising revenue, including preprints, increased
          6.9 percent. Comparable retail ROP revenue decreased 3.0 percent, principally due to weakness in the entertainment, furniture, and home improvement categories, partially offset by strength in the major department store category. St. Louis local territory revenues decreased 3.8 percent. Comparable retail ROP revenue decreased 4.8 percent in St. Louis and increased 0.3 percent at PNI. Comparable retail preprint revenue increased 41.0 percent in St. Louis reflecting, in part, a strong performance by Local Values, the St. Louis Post-Dispatch's direct mail initiative. PNI retail preprint revenue increased 7.5 percent.

     o Comparable first-period national advertising revenue, including preprints, increased 10.0 percent versus 2004. This increase was principally due to strength in the telecommunication, insurance, pharmaceutical, and packaged goods categories.



                                    - more -

Page Two
Pulitzer Inc. Period 1 Revenues


     Comparable national preprint revenue increased 18.6 percent for the period, and comparable national ROP revenue increased 7.7 percent. Comparable national advertising revenue, including preprints, increased 9.1 percent in St. Louis and increased 27.0 percent at PNI.

o    Comparable first-period classified revenue increased 1.9 percent versus
     2004.


                               COMPARABLE CLASSIFIED ADVERTISING REVENUE
                                   PERCENTAGE CHANGE 2005 VERSUS 2004
-----------------------------------------------------------------------------------------------------------
                                                                                         Total Pulitzer,
                                                                                            including
                                                                           Tucson            Tucson
                                                             Total       Newspaper          Newspaper
        PERIOD 1            St. Louis        PNI           Pulitzer        Agency             Agency
-------------------------- ------------- ------------- --------------- --------------- --------------------
Help Wanted                    5.7%          37.2%         13.1%            23.5%             14.6%
Automotive                    (7.4)%          1.0%         (5.5)%            5.2%             (4.3)%
Real Estate                   (5.4)%         15.2%          1.2%            (4.8)%             0.7%
Total Classified Revenue      (3.7)%         17.8%          1.9%            10.7%              2.9%

     January 2005 revenue associated with the Company's 50 percent interest in the Tucson Newspaper Agency ("TNI") increased 7.8 percent, and total advertising revenue increased 10.4 percent. TNI retail revenue, including preprints, increased 10.5 percent, with a 5.9 percent increase in retail ROP and a 24.1 percent increase in retail preprint revenue. Local territory revenues increased
11.3 percent for the period. TNI national revenue, including preprints, increased 4.1 percent, with both ROP and preprints showing gains. January classified revenue increased 10.7 percent.

OTHER

     On January 30, 2005, Lee Enterprises, Incorporated (NYSE:LEE - News), and Pulitzer Inc. (NYSE:PTZ - News) announced that they have entered into a definitive agreement for Lee to acquire Pulitzer for a cash purchase price of $64 per share, with enterprise value totaling $1.46 billion. The boards of directors of both companies have unanimously approved the transaction. The transaction is subject to customary closing conditions, including regulatory clearances and approval by Pulitzer shareholders. The transaction is expected to close in the second quarter of calendar 2005.

                                       ***

Page Three
Pulitzer Inc. Period 1 Revenues


     Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Ariz., and, through its Pulitzer Newspapers, Inc. ("PNI") subsidiary, 12 other dailies and more than 75 weekly newspapers, shoppers and niche publications. The PNI dailies are The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; The Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wis. The Company's newspaper operations also include the Suburban Journals of Greater St. Louis, a group of 38 weekly papers and various niche publications.

     The Company's new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For further information, visit our Web site at www.pulitzerinc.com.


NOTES:
--------------------------------------------------------------------------------

Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), outcome of labor negotiations, capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements," and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such "forward-looking statements" to reflect future events or developments.

                                -tables attached-

PULITZER INC. AND SUBSIDIARIES
PERIOD REVENUE AND STATISTICAL REPORT
(Revenue in thousands--Unaudited)

                                                                   Five Weeks       Five Weeks
                                                                     Ended            Ended
                                                                  January 30,       February 1,
                                                                     2005          2004 (Note 3)        Change
                                                                 -------------     -------------     -------------
CONSOLIDATED OPERATING REVENUE (Note 1):

      Advertising:
       Retail                                                    $       9,487     $       9,728              (2.5)%
       National                                                          2,051             1,905               7.7%
       Classified                                                       11,945            11,634               2.7%
                                                                 -------------     -------------     -------------

         Total                                                          23,483            23,267               0.9%

       Preprints                                                         6,156             4,785              28.7%
                                                                 -------------     -------------     -------------

         Total Advertising                                              29,639            28,052               5.7%

      Circulation                                                        7,559             7,704              (1.9)%
      Other                                                                570               602              (5.3)%
                                                                 -------------     -------------     -------------

         Total                                                   $      37,768     $      36,358               3.9%
                                                                 =============     =============     =============

OPERATING REVENUE OF CONSOLIDATED SUBSIDIARIES:

      St. Louis Operations (Note 2):
       Advertising                                               $      20,665     $      19,933               3.7%
       Circulation                                                       5,662             5,744              (1.4)%
       Other                                                               160               176              (9.1)%
                                                                 -------------     -------------     -------------
         Total                                                   $      26,487     $      25,853               2.5%
                                                                 =============     =============     =============

      Pulitzer Newspapers, Inc.
       Advertising                                               $       8,974     $       8,119              10.5%
       Circulation                                                       1,897             1,960              (3.2)%
       Other                                                               410               426              (3.8)%
                                                                 -------------     -------------     -------------
         Total                                                   $      11,281     $      10,505               7.4%
                                                                 =============     =============     =============

OPERATING REVENUE OF UNCONSOLIDATED NEWSPAPER JOINT VENTURE:

      Pulitzer's 50% share of Tucson Newspaper Agency:
       Advertising                                               $       4,104     $       3,719              10.4%
       Circulation                                                       1,135             1,156              (1.8)%
       Other                                                                82                59              39.0%
                                                                 -------------     -------------     -------------
         Total                                                   $       5,321     $       4,934               7.8%
                                                                 =============     =============     =============



                                  - continued -

PULITZER INC. AND SUBSIDIARIES
PERIOD REVENUE AND STATISTICAL REPORT
(Revenue in thousands--Unaudited)


Note 1

Year-to-year comparisons are affected by acquisitions of weekly newspapers, shoppers, and niche publications within the last 12 months that complement the Company's newspapers in several markets. On a comparable basis, excluding the impact of the acquisitions for comparable ownership periods in each year, advertising and total revenues would have increased as follows:

                                                     Five Weeks
                                                  Comparable Change
                                           --------------------------------
                                             Total
                                            Pulitzer           PNI
                                           ---------- -----------------------
           Advertising Revenue               5.1%             8.6%
           Total Revenue                     3.4%             5.8%


Note 2

Includes revenues of the St. Louis Post-Dispatch, Suburban Journals of Greater St. Louis, St. Louis e-media operations, and STL Distribution Services.

Note 3

Certain reclassifications have been made to the 2004 financial statements and statistical data to conform with the presentation made in 2005.



                                    - more -

PULITZER INC. AND SUBSIDIARIES
PERIOD REVENUE AND STATISTICAL REPORT


SELECTED STATISTICAL INFORMATION


                                                 Five Weeks        Five Weeks
                                                   Ended              Ended
                                                 January 30,       February 1,
                                                    2005           2004 (Note 3)       Change
                                                -------------     -------------     -------------
ADVERTISING LINAGE (in thousands of inches)

ST. LOUIS POST-DISPATCH:
  Advertising Inches
    Full run (all zones)

      Retail                                             50.6              61.5             (17.7)%
      National                                           13.7              13.8              (0.7)%
      Classified                                         83.2              87.8              (5.2)%
                                                -------------     -------------     -------------
        Total                                           147.5             163.1              (9.6)%
    Part run (Retail/Classified)                         34.4              47.8             (28.0)%
                                                -------------     -------------     -------------
        Total Inches                                    181.9             210.9             (13.8)%
                                                =============     =============     =============

TUCSON NEWSPAPER AGENCY:
  Star/Citizen advertising inches
    Full run (all zones)
      Retail                                            131.9             132.5              (0.5)%
      National                                            6.0               7.7             (22.1)%
      Classified                                        138.6             142.0              (2.4)%
                                                -------------     -------------     -------------
        Total                                           276.5             282.2              (2.0)%
    Part run (Retail/Classified)                          2.5               2.3               8.7%
                                                -------------     -------------     -------------
        Total Inches                                    279.0             284.5              (1.9)%
                                                =============     =============     =============


                                                  Five Weeks       Five Weeks
                                                   Ended             Ended
                                                 January 30,       February 1,
CIRCULATION (Note 4):                               2005              2004             Change
                                                -------------     -------------     -------------
ST. LOUIS POST-DISPATCH:
    Daily                                             275,668           275,635               0.0%
    Sunday                                            432,762           448,304              (3.5)%

COMBINED PULITZER NEWSPAPERS, INC.:
    Daily                                             190,138           189,572               0.3%
    Sunday                                            185,879           187,998              (1.1)%

TUCSON NEWSPAPER AGENCY:
    Star Daily                                        113,681           111,624               1.8%
    Citizen Daily                                      30,588            32,696              (6.4)%
                                                -------------     -------------     -------------
      Combined Daily                                  144,269           144,320              (0.0)%

    Star Sunday                                       177,243           179,652              (1.3)%



                                                 Five Weeks         Five Weeks
                                                   Ended              Ended
                                                 January 30,       February 1,
ONLINE PAGE VIEWS (in thousands)                    2005           2004 (Note 3)       Change
                                                -------------     -------------     -------------
St. Louis                                              42,142            35,925              17.3%

Combined PNI Web sites                                 10,320             8,413              22.7%

Combined Tucson Web sites                               9,135             6,719              36.0%

                                                -------------     -------------     -------------
            Totals                                     61,597            51,057              20.6%
                                                =============     =============     =============


Note 4

Year-to-date circulation levels represent averages (unaudited) for the current ABC annual audit periods ending September 30 and December 31 for the St. Louis Post-Dispatch Tucson Newspaper Agency, respectively. Year-to-date PNI amounts represent combined averages (unaudited) for the annual periods ending December 31.


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